United States
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2008

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stockholders Approve Amended and Restated 2006 Omnibus Plan and Re-elect Directors at Annual Meeting

At the Annual Meeting of Stockholders held on June 4, 2008, the stockholders of Osiris Therapeutics, Inc. (the “Company”), by the affirmative vote of approximately 66 % of the votes entitled to be cast, approved the amendment and restatement of the Company’s 2006 Omnibus Plan to, among other things, increase the number of shares authorized for issuance at any time under the 2006 Omnibus Plan from 850,000 to 1,450,000 shares.  In addition, the stockholders re-elected C Randal Mills, Ph.D and Felix Gutzwiller to the Board of Directors for three year terms expiring at the annual meeting to be held in 2011 and until their respective successors are duly elected and qualify.  Dr. Mills also serves as President and Chief Executive Officer of the Company.  The amendment and restatement of the 2006 Omnibus Plan (as so amended and restated, the “Amended and Restated Plan”) was previously approved by the Board of Directors of the Company on April 17, 2008, subject to and to become effective only upon approval by the stockholders of the Company.

The Amended and Restated Plan is the sole equity compensation plan under which grants and awards are made to employees and directors of the Company. The Company formerly made grants under the Amended and Restated 1994 Stock Incentive Plan, but the ability to make awards thereunder has expired.  All non-employee directors and all employees (including officers) of the Company or its subsidiaries are eligible to receive awards under the Amended and Restated Plan.  The Amended and Restated Plan contains provisions for making various stock-based awards, including non-qualified stock options, incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, stock appreciation rights, restricted stock awards, and performance shares and in some cases performance units.  In no event is any individual employee or director eligible to receive in any calendar year awards under the Amended and Restated Plan involving more that 125,000 shares of our common stock (or 50,000 shares in the case of performance share awards), as adjusted due to a merger, reorganization or similar event.  Unless extended upon subsequent Board and stockholder approval, the Amended and Restated Plan expires on April 16, 2016, and no awards may be made after that date.  Awards made before that date will remain outstanding in accordance with their terms, notwithstanding expiration of the Amended and Restated Plan.

The Compensation Committee of the Board of Directors administers the Amended and Restated Plan and has the authority, subject to the terms of the Amended and Restated Plan, to determine and designate the employees and directors to whom awards will be made and the terms, conditions and restrictions applicable to each award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof, any forfeiture restrictions and performance goals and criteria).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: June 10, 2008	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Interim Chief Financial Officer

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